                                                                 EXHIBIT g(2)(c)

                                 AMENDMENT NO. 2
                             SUB-CUSTODIAN AGREEMENT
                                      WITH
                               JPMORGAN CHASE BANK


         The Sub-Custodian Agreement with JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, successor-in-interest by merger to Chase Bank of Texas, N.A., dated September 9, 1994, as amended October 2, 1998 (collectively, the "Agreement"), is hereby amended as follows (terms used herein but not otherwise defined herein have the meaning ascribed them in the Agreement):

1) The Agreement is amended by inserting "00102611838 " as the Bounced Check Account in the 5th line of Section 2.

2) Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:

         AIM Advisor Funds
         AIM Equity Funds
         AIM Floating Rate Fund
         AIM Funds Group
         AIM Growth Series
         AIM International Funds, Inc.
         AIM Investment Funds
         AIM Investment Securities Funds
         AIM Series Trust
         AIM Special Opportunities Funds
         AIM Summit Fund

3) Schedule 2 to the Agreement is hereby deleted in its entirety and replaced with the following:

         Authorized Officers
         -------------------
         Tony D. Green              President
         Jack Bridge                Senior Vice President
         Joseph H. Charpentier      Senior Vice President
         Ira P. Cohen               Senior Vice President
         Mary A. Corcoran           Senior Vice President
         Sidney M. Dilgren          Senior Vice President
         Kim T. McAuliffe           Senior Vice President
         Linda L. Wariner           Senior Vice President
         Helen G. Duskin            Vice President
         Robert A. Frazer           Vice President
         Charles A. McLaughlin      Vice President
         Patrick D. Richoux         Vice President
         Laura S. Stanley           Vice President


         Authorized Representatives
         --------------------------
         Sherri Arbour
         Debi Folse



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         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:    March 15, 2002
      ----------------------

                                    JPMORGAN CHASE BANK
                                    (as Subcustodian)

                                    By: /s/ ILLEGIBLE
                                        ----------------------------------------

                                    Title:  Vice President
                                           -------------------------------------


                                    STATE STREET BANK AND TRUST COMPANY
                                    (as Custodian)

                                    By: /s/ ILLEGIBLE
                                        ----------------------------------------

                                    Title:  Executive Vice President
                                           -------------------------------------


                                    A I M FUND SERVICES, INC.
                                    (as Transfer Agent)

                                    By: /s/ KIM McAULIFFE
                                        ----------------------------------------

                                    Title:  Senior Vice President
                                           -------------------------------------


                                    EACH OF THE FUNDS LISTED ON AMENDED
                                    SCHEDULE A HERETO

                                    By: /s/ ROBERT H. GRAHAM
                                        ----------------------------------------

                                    Title:  President
                                           -------------------------------------